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                                                                   Exhibit 10.45


                           CRITICAL THERAPEUTICS, INC.

             2007 MAXIMUM ANNUAL CASH BONUSES FOR EXECUTIVE OFFICERS

         On December 19, 2006, based on the recommendation of the Compensation Committee, the independent directors of the Board of Directors established maximum annual cash bonuses for executive officers for 2007. The maximum annual cash bonus for 2007, as a percentage of 2007 annual base salary, for each executive officer is as follows:




                                                                                                  2007 MAXIMUM
NAME                          POSITION                                                          ANNUAL CASH BONUS
--------------------------    ------------------------------------------------------------      -----------------

Frank E. Thomas               President and Chief Executive Officer                                   40%

Trevor Phillips, Ph.D.        Senior Vice President of Operations and Chief Operating
                              Officer                                                                 35%

Dana Hilt, M.D.               Senior Vice President of Clinical Development and Chief
                              Medical Officer                                                         30%

Scott B. Townsend, Esq.       Vice President of Legal Affairs, General Counsel and
                              Secretary                                                               30%

Jeffrey E. Young              Vice President of Finance, Chief Accounting Officer and
                              Treasurer                                                               30%




         The Compensation Committee may make actual cash bonus awards that may be greater or less than the annual maximum cash bonus based on overall corporate performance and individual performance. None of the executive officers is guaranteed any annual cash bonus.